Exhibit 99.1

SemiLEDs Reports Third Quarter Fiscal Year 2015

Financial Results

Hsinchu, Taiwan (July 9, 2015) — SemiLEDs Corporation (NASDAQ: LEDS), “SemiLEDs” or the “Company,” a developer and manufacturer of LED chips and LED components, today announced its financial results for the third quarter of fiscal year 2015, ended May 31, 2015.

Revenue for the third quarter of fiscal 2015 was $3.5 million, a 23% decrease compared to $4.6 million in the second quarter of fiscal 2015. GAAP net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2015 was $3.0 million, or a net loss of $0.11 per diluted share, compared to GAAP net loss attributable to SemiLEDs stockholders of $2.9 million, or a net loss of $0.10 per diluted share for the second quarter of fiscal 2015.

“Our continuing efforts to improve operating efficiency have resulted in a positive cash-inflow from operating activities in the third quarter,” said Trung Doan, Chairman, President and CEO. “As we reduce our cost and expect to secure new design wins, we look forward to further improving our cash position and margin,” concluded Doan.

On a non-GAAP basis, net loss attributable to SemiLEDs stockholders for the third quarter of fiscal 2015 was $2.8 million, or a net loss of $0.10 per diluted share, compared to non-GAAP net loss attributable to SemiLEDs stockholders of $2.5 million, or a net loss of $0.09 per diluted share for the second quarter of fiscal 2015.

GAAP gross margin for the third quarter of fiscal 2015 was negative 24%, compared with gross margin for the second quarter of fiscal 2015 of negative 14%. Operating margin for the third quarter of fiscal 2015 was negative 88%, compared with negative 62% in the second quarter of fiscal 2015. The Company’s cash and cash equivalents were $6.0 million at the end of the third quarter of fiscal 2015, compared to $6.7 million at the end of the second quarter of fiscal 2015. Cash provided by operating activities was $0.1 million in the third quarter of fiscal 2015.

Management’s Prepared Remarks

In conjunction with the dissemination of this release, SemiLEDs will post management’s prepared remarks for its third fiscal quarter 2015 financial results on the Investors section of its website at http://investors.semileds.com/events.cfm.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting, along with specialty industrial applications such as ultraviolet (UV) curing, medical/cosmetic, counterfeit detection, horticulture, architectural lighting and entertainment lighting. SemiLEDs sells blue, white, green and UV LED chips.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following items required to be included by GAAP: non-cash stock-based compensation charges, and the related tax effect, if any. In addition to the non-GAAP financial measures discussed above, SemiLEDs also uses free cash flow as a measure of operating performance. Free cash flow represents cash provided by operating activities less capital expenditures.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any projections of future revenues, income, margins or other financial information; any statements about historical results that may suggest trends for SemiLEDs’ business; any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding recovery of the LED industry, market opportunities and other future events or technology developments; any statements regarding SemiLEDs’ position to capitalize on any market opportunities; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future SemiLEDs’ or industry performance based on management’s judgment, beliefs, current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. SemiLEDs’ Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and other SemiLEDs filings with the SEC (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risks and other factors that may affect SemiLEDs’ business, results of operations and financial condition. SemiLEDs undertakes no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Christopher Lee

Interim Chief Financial Officer

SemiLEDs Corporation

+886-37-586788

investor@semileds.com

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars)

	May 31, 2015	February 28, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,016	$6,734
Accounts receivable, net of allowance for doubtful accounts of $1,334 and $1,304 as of May 31, 2015 and February 28, 2015, respectively	2,135	2,852
Accounts receivable from related parties, net of allowance for doubtful accounts of $1,371 and $1,344 as of May 31, 2015 and February 28, 2015, respectively	26	55
Inventories	6,618	7,519
Prepaid expenses and other current assets	1,029	1,375
Total current assets	15,824	18,535
Property, plant and equipment, net	23,483	23,866
Intangible assets, net	1,481	1,492
Goodwill	57	56
Investments in unconsolidated entities	2,135	2,074
Other assets	713	487
TOTAL ASSETS	$43,693	$46,510

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current installments of long-term debt	$1,457	$1,695
Accounts payable	1,806	2,294
Accrued expenses and other current liabilities	3,645	3,430
Total current liabilities	6,908	7,419
Long-term debt, excluding current installments	3,126	3,295
Total liabilities	10,034	10,714
Commitments and contingencies
EQUITY:
SemiLEDs stockholders’ equity
Common stock, $0.0000056 par value—75,000 shares authorized; 29,052 shares and 28,453 shares issued and outstanding as of May 31, 2015 and February 28, 2015, respectively	—	—
Additional paid-in capital	171,920	171,653
Accumulated other comprehensive income	4,580	3,936
Accumulated deficit	(142,904)	(139,863)
Total SemiLEDs stockholders’ equity	33,596	35,726
Noncontrolling interests	63	70
Total equity	33,659	35,796
TOTAL LIABILITIES AND EQUITY	$43,693	$46,510

SEMILEDS CORPORATION

Unaudited Condensed Consolidated Statements of Operations

(In thousands of U.S. dollars and shares, except per share data)

	Three Months Ended
	May 31,	February 28,
	2015	2015
Revenues, net	$3,508	$4,566
Cost of revenues	4,367	5,217
Gross loss	(859)	(651)
Operating expenses:
Research and development	594	612
Selling, general and administrative	1,621	1,876
Gain on disposal of long-lived assets, net	—	(287)
Total operating expenses	2,215	2,201
Loss from operations	(3,074)	(2,852)
Other income (expenses):
Equity in income (loss) from unconsolidated entities, net	40	(21)
Interest expenses, net	(26)	(24)
Other income, net	29	29
Foreign currency transaction loss, net	(15)	(36)
Total other income (expenses), net	28	(52)
Loss before income taxes	(3,046)	(2,904)
Income tax expense	—	1
Net loss	(3,046)	(2,905)
Less: Net loss attributable to noncontrolling interests	(5)	(3)
Net loss attributable to SemiLEDs stockholders	$(3,041)	$(2,902)
Net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	$(0.11)	$(0.10)
Shares used in computing net loss per share attributable to SemiLEDs stockholders:
Basic and diluted	28,567	28,483

SEMILEDS CORPORATION

Unaudited Reconciliation of GAAP to Non-GAAP Measures

(In thousands of U.S. dollars, except per share data)

	Three Months Ended
	May 31,	February 28,
Non-GAAP Net Loss	2015	2015

GAAP net loss attributable to SemiLEDs stockholders	$(3,041)	$(2,902)
Adjustments:
Stock-based compensation expense	267	378
Income tax effect	—	—
Non-GAAP net loss attributable to SemiLEDs stockholders	$(2,774)	$(2,524)

Diluted net loss per share attributable to SemiLEDs stockholders:
GAAP net loss	$(0.11)	$(0.10)
Non-GAAP net loss	$(0.10)	$(0.09)

	Three Months Ended
	May 31,	February 28,
Free Cash Flow	2015	2015

Net cash provided by (used in) operating activities	$104	$(1,359)
Less: Capital expenditures	275	423
Total free cash flows	$(171)	$(1,782)